UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2015 (the “Closing Date”), Agenus Inc. (“Agenus”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Celexion, LLC (“Celexion”) and each of Flagship Ventures Fund 2007 LP, Brian M. Baynes and Alexandria Equities, LLC, pursuant to which, Agenus acquired Celexion’s SECANT® yeast display antibody discovery platform, its full-length IgG antibody library, its technology for the discovery of molecules targeting cell membrane-associated antigens, and certain other related intellectual property assets (collectively, the “Purchased Assets”). As consideration for the Purchased Assets, on the Closing Date Agenus paid Celexion $1 million in cash and issued Celexion 574,140 shares of Agenus common stock valued at approximately $5.23 per share. As additional consideration for the Purchased Assets, Agenus agreed under the Purchase Agreement to pay to Celexion (i) $1 million in cash payable on each of the 9-month and 18-month anniversaries of the Closing Date and (ii) $4 million on each of the 12-month and 24-month anniversaries of the Closing Date payable at Agenus’ discretion in cash, shares of Agenus common stock, or any combination thereof. If Agenus elects to pay any of the additional consideration in shares of Agenus common stock, such shares will be issued at a price per share equal to the simple average of the daily closing volume weighted average price over the 20 trading days preceding the date of issuance. Agenus has agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of all shares issued as consideration under the Purchase Agreement.
Pursuant to the terms of the Purchase Agreement, Celexion retained certain rights and obligations relating to certain license agreements it had previously entered into pertaining to the Purchased Assets (the “Celexion Licenses”). Pursuant to the terms of the Purchase Agreement, Agenus granted back to Celexion a non-exclusive, irrevocable, worldwide, fully-paid, royalty-free license under the Purchased Assets for the sole and limited purpose of allowing Celexion to grant the rights and perform its obligations under the Celexion Licenses without being in breach or default thereof.
The Purchase Agreement also includes certain covenants regarding the Celexion Licenses, as well as customary representations and warranties and indemnification provisions.
The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.
A copy of the press release dated April 8, 2015 relating to the Purchase Agreement is also attached hereto as Exhibit 99.1.
Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01 in its entirety.
Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. All shares issued to Celexion as consideration under the Purchase Agreement were issued in reliance upon an exemption from registration afforded by Section 4(2) of the Securities Act.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

2.1	Asset Purchase Agreement dated April 7, 2015 by and among Agenus Inc., Celexion, LLC, Flagship Ventures Fund 2007 LP, Brian M. Baynes and Alexandria Equities, LLC.

99.1	Press release issued by Agenus Inc. dated April 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2015                                AGENUS INC.
By: /s/ Garo H. Armen
Garo H. Armen
Chairman and CEO

EXHIBIT INDEX
Exhibit No.    Description of Exhibit

2.1	Asset Purchase Agreement dated April 7, 2015 by and among Agenus Inc., Celexion, LLC, Flagship Ventures Fund 2007 LP, Brian M. Baynes and Alexandria Equities, LLC.

99.1	Press release issued by Agenus Inc. dated April 8, 2015.